Exhibit 99.1

Social Reality Deepens its Corporate and Capital Markets Expertise with the Appointment of New Board Member Company Appoints Rodney J. Dillman to its Board of Directors

LOS ANGELES, Feb. 25, 2016 /PRNewswire/ -- Social Reality, Inc. (SCRI), an Internet advertising and platform technology company that provides tools to automate and maximize the digital advertising market, announced today that it plans to deepen its corporate and capital markets expertise with the appointment of financial executive and veteran Rodney J. Dillman, to its Board of Directors. Mr. Dillman currently serves as the non-executive Chairman of Board of Directors of Babson Capital Global Short Duration High Yield Fund, a $500 million closed-end fund trading on the New York Stock Exchange. He will play a vital role in preparing the Company's uplisting onto a major exchange.

Mr. Dillman is also non-executive Chairman of the Board for eight mutual funds under the Babson Capital Funds Trust. Previously, he was the President of MassMutual International LLC (MMI), a global life, health and annuity insurance company which at the time of his tenure had $32 billion in assets under management. During his leadership, MMI achieved substantial growth in sales, premium and fees, net operating income and assets under management. While at MMI, Mr. Dillman successfully negotiated a joint venture with State Grid Corporation of China (SGCC), which is ranked 7th in the Global Fortune 500 and is the largest electric utility company in China. Mr. Dillman is a graduate of the Duke University School of Law, the Kent State University Graduate School of Management and graduated at Kent State University, Summa Cum Laude.

Christopher Miglino, Social Reality's CEO, Chairman and Co-founder said, "With Rod on our Board, we are deepening our capital markets and financial expertise collectively. His background will serve as an invaluable asset to our Company as we plan to uplist our shares onto a major exchange. We look forward to benefitting from his judgment and counsel and will continue assembling a world-class executive management team."

About Social Reality

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are based on current expectations and involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, including, without limitation: our ability to grow our revenues and manage our gross margins; our history of losses; our limited operating history; the terms of our financing agreement with Victory Park Management, LLC as agent for the lenders; the impact of our debt obligations on our liquidity and financial conditions; the impact of the earn out payments to Mr. Steel; our possible need for additional financing; risks associated with loss of access to the Facebook platform; risks associated with loss of access to RTB inventory buyers; the continued appeal of digital advertising; our dependence on our publishers; risks related to possible future acquisitions; the limited market for our Class A common stock; and the impact of penny stock rules on the trading in our Class A common stock, among others, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission, and our other filings with the SEC. Except for our ongoing obligations to disclose material information under the Federal securities laws, Social Reality undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements.